UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2016

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

American States Water Company announced today that its contracted services subsidiary, American States Utility Services, Inc., has been awarded a 50-year contract by the U.S. government to operate, maintain, and provide construction management services for the water and wastewater systems at Eglin Air Force Base located in Florida.   The value of the contract is estimated at approximately $510 million over a 50-year period and is subject to annual economic price adjustment.   A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits
Exhibit No.	Description
99.1	Press Release: American States Water Company Announces Privatization Contract Award for Eglin Air Force Base, Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: July 13, 2016	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance,
Chief Financial Officer, Treasurer and
Corporate Secretary and